UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2017

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 10, 2017, Endocyte, Inc. (the “Company”) announced its results of operations for the three months and full year ended December 31, 2016. A copy of the Company’s earnings release is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On March 10, 2017, the Company issued a press release announcing its plan to collaborate with Seattle Children’s Research Institute and Dr. Michael Jensen for the development of Endocyte’s SMDC platform in the chimeric antigen receptor T-cell (CAR T-cell) immunotherapy setting through the use of Endocyte’s proprietary SMDC bi-specific adaptor molecules. A copy of the Company’s press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

99.1       Earnings Release dated March 10, 2017

99.2       Press Release dated March 10, 2017

The information in this Current Report (including Exhibit 99.1 and Exhibit 99.2) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1 and Exhibit 99.2) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

March 10, 2017	By:	/s/ Beth A. Taylor
Name: Beth A. Taylor
Title: Vice President, Finance and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1 99.2	Earnings Release dated March 10, 2017 Press Release dated March 10, 2017